                                                                     Exhibit 2.3



                           ASSET PURCHASE AGREEMENT

                                 by and among

                         NMT NEUROSCIENCES (US), INC.

                                  as "Seller"

                               NMT MEDICAL, INC.

                                  as "Parent"

                                      and

                         INTEGRA SELECTOR CORPORATION

                                  as "Buyer"

                          Dated as of March 20, 2000

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                               TABLE OF CONTENTS
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ARTICLE I..........................................................................................................................1

DEFINITIONS........................................................................................................................1

1.1   Certain Defined Terms.  As used in this Agreement:...........................................................................1
1.2   Other Defined Terms.  Each of the following terms shall have the meanings given it in the Section set forth opposite such term below:................................................................................................4

ARTICLE II.........................................................................................................................5

PURCHASE AND SALE OF ASSETS........................................................................................................5

2.1   Transfer of Assets.  At the Closing, Seller will sell, convey, transfer, assign and deliver to
Buyer, and Buyer will acquire from Seller, the Assets, free and clear of all Encumbrances..........................................5
2.2   Excluded Liabilities.  Buyer shall not assume, or otherwise be responsible for, any liabilities or obligations of Seller, whether actual or contingent, matured or unmatured, known or unknown, and whether arising out of occurrences prior to, at or after the Closing Date (the "Liabilities")......................................5
2.5   Allocation of Purchase Price.  The Purchase Price shall be allocated among the Assets in accordance with Exhibit 2.5.  Buyer and Seller each agree to prepare and file Tax returns in a manner consistent with this allocation.............................................................................................7
2.6   Transfer Taxes and Transfer Fees.  Seller shall be responsible for any documentary and transfer
Taxes and any other Taxes imposed by reason of the transfers of Assets provided for under this
Agreement..........................................................................................................................7

ARTICLE III........................................................................................................................7

CLOSING............................................................................................................................7

3.1   Closing.  The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Latham & Watkins, Sears Tower, Suite 5800, Chicago, Illinois 60606,
at 10:00 a.m. local time, on March ___, 2000, or on such other date as the parties may agree (in any case, the "Closing Date")......................................................................................................7

ARTICLE IV.........................................................................................................................7

REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT................................................................................7

4.1   Organization.................................................................................................................7
(a)   Seller.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets.....................................................7
4.2   Authorization, Etc...........................................................................................................7
(a)   Power and Actions Taken.  Each of Seller and Parent has all requisite corporate power and authority and has taken or will take all requisite corporate action necessary, to execute and deliver this Agreement and the Noncompetition Agreement, to consummate the transactions contemplated on its part under this Agreement and each the Noncompetition Agreement, and to perform its obligations under this Agreement and the Noncompetition Agreement......................................................7
(b)   Due Execution, Delivery and Enforceability.  Each of Seller and Parent has duly executed and delivered or will duly execute and deliver this Agreement and the Noncompetition Agreement, and this Agreement and the Noncompetition Agreement is or will be a valid and legally binding obligation of such party, enforceable against each such party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in law or at equity)..................................7
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4.3    No Conflict or Violation.  The execution, delivery and performance of this Agreement and the
Noncompetition Agreement will not:  (i) violate or conflict with any provision of the governing documents of Seller or Parent; (ii) violate any Law; and (iii) violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any Encumbrance upon any of the Assets or the
Business pursuant to, any Contract to which Seller or Parent is a party or to which any Assets are subject.......................................................................................................................... 8
4.4    No Governmental or Other Consents.  Except as set forth on Schedule 4.4, no consent or approval of, notice to, or filing with, any Person is required to be obtained, given or made by Seller or
Parent to permit Seller to transfer any of the Assets to Buyer................................................................... 8
4.5    No Brokers.  Seller, Parent and their respective agents have incurred no obligation for brokerage fees or similar payments in connection with the transactions contemplated by this Agreement...................................... 8
4.7    Permits.  (a) Schedule 4.7 contains a complete and accurate list of the Permits and (b) the
Permits constitute all licenses, permits, authorizations, certifications or orders of any governmental authority that are required to operate the Business as it is now conducted.  The
Permits set forth on Schedule 4.7 which are marked with an asterisk are transferable to Buyer at the Closing...................................................................................................................... 8
4.8    Title and Condition of Certain Assets.  Seller has, and will transfer to Buyer at the Closing, good and marketable title to the Equipment, the Inventory and the other Assets free and clear of any Encumbrances.  The Equipment is usable and operable in good working order and condition, and is in a reasonable state of repair, subject only to ordinary wear and tear, and has been subject to regular maintenance........................................................................................................... 8
4.9    Intellectual Property.  Schedule 4.9 contains a complete and accurate list of the Intellectual
Property.  Except as set forth on Schedule 4.9:  (i) Seller's right, title and interest in the
Intellectual Property as owner or, subject to the terms of any applicable license, as licensee, is valid, enforceable, and uncontested, and is free and clear of all Encumbrances (except to the extent any of the Intellectual Property is licensed to Seller); (ii) to Seller's and Parent's knowledge, there are no infringements, unlawful uses, or defaults by any third party under any license or other agreement with respect to the Intellectual Property; and (iii) Seller is not in
default of any license or other agreement, or infringing upon any rights of any third party, in its use of the Intellectual Property and neither Seller nor Parent have received any notice alleging any such default or infringement........................................................................................ 8
4.10   Litigation.  There is no Action pending or, to Seller's or Parent's  knowledge, threatened:  (i)
relating to the Business or the Assets; or (ii)  seeking to delay, limit or enjoin any transaction contemplated by this Agreement................................................................................................... 9
4.11   Inventory.  Schedule 4.11 contains a complete and accurate list of addresses at which Inventory is located.  All Inventory reflected in the Financial Statements and all other Inventory acquired by
Seller since the Reference Date was acquired in the ordinary course of business and in a manner consistent with Seller's regular inventory practices.  Except for demonstration Inventory, all such Inventory is in good and saleable condition, except for products in the development phase which have not been completed for offer or sale to customers.  Except as set forth on Schedule
4.11, none of Inventory is held by any Person (including any Affiliates of Seller) on consignment or is located outside of the locations shown on Schedule 4.11.  Adequate reserves have been established on Seller's Books and Records with respect to excessive and obsolete Inventory (it being agreed that for the purposes of this Section 4.11, the term "excessive and obsolete inventory" shall refer to any on-hand raw materials, parts, supplies, or finished products which
(a) cannot be sold at current prices in the ordinary course of business, (b) which are not usable in the production of current products, or (c) which consist of on-hand quantities in excess of one year's historical usage)......................................................................................................... 9

ARTICLE V........................................................................................................................10

REPRESENTATIONS AND WARRANTIES OF BUYER..........................................................................................10

5.1    Organization, Etc.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.  Buyer has all requisite corporate power and authority, and has taken or will take all corporate action necessary, to execute and deliver this Agreement and the
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Noncompetition Agreement, to consummate the transactions contemplated on its part under this
Agreement and the Noncompetition Agreement, and to perform its obligations under this Agreement and the Noncompetition Agreement.  This Agreement and the Noncompetition Agreement have been or will be duly executed and delivered by Buyer and each is or will be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity
(regardless of whether such enforcement is considered in a proceeding in law or at equity).....................................10
5.2     No Conflict or Violation.  The execution, delivery and performance of this Agreement and the
Noncompetition Agreement by Buyer:  (i) will not violate or conflict with any provision of the governing documents of Buyer; (ii) will not violate any federal, state, local or foreign statute, rule, regulation, order or judgment of any governmental authority applicable to Buyer; and (iii)
will not violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any contract, lease or agreement to which
Buyer is a party, except for any such violation, conflict or default which would not impair
Buyer's ability to perform its obligations under this Agreement or the Noncompetition Agreement....
5.3     Governmental Consents.  No consent or approval of, notice to, or filing with, any governmental authority is required to be made by Buyer to permit Buyer to purchase the Assets from Seller...................................11
5.4     No Brokers.  Buyer and its agents have incurred no obligation for brokerage fees or similar payments in connection with the transactions contemplated by this Agreement....................................................11

ARTICLE VI.....................................................................................................................11

PRE-CLOSING COVENANTS OF SELLER, PARENT AND BUYER

6.1     Access.  From the date of this Agreement through the Closing Date, Seller and Parent will (i) give
Buyer and its Representatives full access, during normal business hours and as often as reasonably requested, to the Assets and the Business, including the Books and Records; and (ii) at Seller's expense, provide to Buyer all information reasonably requested by Buyer or its Representatives with respect to the Assets and the Business....................................................................................11
6.4     Risk of Loss.  The parties acknowledge that Seller shall bear all risk of loss, destruction or damage to any of the Assets, from any cause, until the Closing, and thereafter Buyer shall bear all risk of loss...............................................................................................................12
6.5     Best Efforts To Cause Conditions To Be Satisfied.  Between the date of this Agreement and the
Closing, each of Seller and Parent will use its best efforts to cause to be satisfied the conditions contained in Articles VII and VIII of this Agreement................................................................12

ARTICLE VII....................................................................................................................12

CONDITIONS TO SELLER'S AND  PARENT'S OBLIGATIONS...............................................................................12

7.1     Representations, Warranties and Covenants.  All representations and warranties of Buyer contained in Article V of this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Closing Date, and Buyer shall have performed in all material respects all covenants required by this Agreement to be performed by it as of or before the Closing....................................................................................................................12
7.2     No Injunction.  There shall not be in effect any injunction or other requirement of a governmental authority that:  (a) restrains or prohibits the transfer of any Assets to Buyer; and (b) has become effective since the date of this Agreement..............................................................................13
7.3     Noncompetition Agreement.  Buyer shall have executed and delivered to Seller and Parent the
Noncompetition Agreement.......................................................................................................13
7.4     Closing Documents.  Buyer shall have delivered to Seller the documents shown in the Closing Agenda attached to this Agreement as Exhibit 7.4 (the "Closing Agenda") as being delivered by Buyer, and such other instruments and documents as may be reasonably requested by Seller, all in form reasonably satisfactory to Seller's counsel....................................................................................13


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ARTICLE VIII..................................................................................................................... 13

CONDITIONS TO BUYER'S OBLIGATIONS................................................................................................ 13

8.1     Representations, Warranties and Covenants.  All representations and warranties of Seller and
Parent contained in Article IV of this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Closing Date, and Seller and Parent shall have performed in all material respects all covenants required by this Agreement to be performed by any of them as of or before the Closing....................................................................................... 13
8.2     No Actions With Respect to Transactions.  No Action shall have been instituted or threatened by any governmental authority or other Person that challenges, seeks damages in connection with, or seeks to restrain, any of the transactions contemplated by this Agreement........................................................ 13
8.3     Noncompetition Agreement.  Each of Seller and Parent shall have executed and delivered to Buyer the Noncompetition Agreement..................................................................................................... 13
8.4     Closing Documents.  Seller and Parent shall have delivered to Buyer the documents shown in the
Closing Agenda as being delivered by them, and such other instruments and documents as may be reasonably requested by Buyer, all in form reasonably satisfactory to Buyer's counsel............................................ 13
8.5     No Material Adverse Change.  There shall have been no Material Adverse Change since the Reference
Date............................................................................................................................. 13

ARTICLE IX....................................................................................................................... 14

TERMINATION BEFORE CLOSING....................................................................................................... 14

9.1     Termination.  This Agreement may be terminated by notice at any time prior to Closing:................................... 14
9.2     In the Event of Termination.  In the event of termination of this Agreement:............................................. 14

ARTICLE XI....................................................................................................................... 15

SURVIVAL AND INDEMNIFICATION..................................................................................................... 15

11.1    Survival of Representations.  The representations and warranties of the parties made in this
Agreement shall survive the Closing for a period from the Closing to the 18 month anniversary of the Closing Date (or until resolution of any Indemnity Claim made on or before such date), except for the representations and warranties made in Section 4.7 with respect to title, which shall survive the Closing without limitation........................................................................................... 15
11.2    Indemnification.......................................................................................................... 16

ARTICLE XII...................................................................................................................... 18

MISCELLANEOUS.................................................................................................................... 18

12.1    Employees.  Buyer shall have no obligation to hire any of Seller's employees............................................. 18

A.    Agreements.................................................................................................................  6
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                                   EXHIBITS
                                   --------

1.1(a)    Financial Statements

1.1(b)    Terms of Noncompetition Agreement

2.5       Allocation of Purchase Price

7.4       Closing Agenda


                                                                               5
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                              Disclosure Schedule
                              -------------------

4.4      Governmental and Other Consents

4.7      Permits (including assignability of Permits)

4.9      List of Intellectual Property

4.11     Locations and Ownership of Inventory

4.12(a)  Certain Certifications

4.12(b)  Notice re Certifications

4.14     Exports

                                                                               6
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     This Asset Purchase Agreement (this "Agreement") is entered into as of
March 20, 2000, by and among Integra Selector Corporation, a Delaware corporation ("Buyer"), NMT NeuroSciences (US), Inc., a Delaware corporation ("Seller"), and NMT Medical, Inc., a Delaware corporation ("Parent").

                                   RECITALS
                                   --------

     A. Seller owns certain assets used in the conduct of the Business (as defined below). Parent owns all of the outstanding equity interest in Seller.

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain of such assets, upon the terms and subject to the conditions contained in this Agreement.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the mutual covenants and representations contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1  Certain Defined Terms.  As used in this Agreement:
          ---------------------

     "Accounts Receivable" shall mean all accounts receivable, notes receivable,
      -------------------
rights to refunds, prepayments and deposits.

     "Action" shall mean any action, claim (including product liability claim),
      ------
proceeding, dispute, audit or investigation.

     "Affiliate" shall mean, with respect to any Person, a Person that directly,
      ---------
or indirectly through one or more intermediaries, controls, was controlled by, or was under common control with, such Person at December 31, 1999 or any time since such date.

     "Assets" shall mean all right, title and interest in and to the business,
      ------
properties, assets and rights of any kind, whether tangible or intangible, used in or related to the Business, consisting of all of Seller's right, title and interest in and to the following (but excluding the Excluded Assets):

     (a)  Equipment;

     (b)  Inventory;

     (c)  Books and Records;

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     (d)  Intellectual Property; and

     (e)  Permits, to the extent transferable.

     "Books and Records" shall mean (i) all records of Seller and Parent
      -----------------
relating to the Assets, and (ii) all records of Seller and Parent used in or relating to the Business or customers or suppliers of the Business, including in each case (x) any records that are in electronic form, (y) any records relating to quality assurance, and (z) all lists of vendors, lists of current customers, lists of past customers, lists or other documents describing prospective customers (such as sales leads), owned information describing marketing and selling tactics and strategy, all quality system procedures, policies, orders, complaints and other records, and all regulatory filings and submissions to the United States Food and Drug Administration, but excluding in each case (A) corporate minute books and stock records of Seller and Parent, and (B) records relating to Seller's and Parent's employees.

     "Business" shall mean the Ruggles(R) business of importing, developing,
      --------
manufacturing, customizing, marketing, selling and distributing surgical instruments.

     "Contract" shall mean all agreements, contracts, leases (including all
      --------
leases with respect to real property), obligations, nongovernmental licenses and commitments to which Seller is a party or by which Seller is bound, whether oral or written.

     "Disclosure Schedule" shall mean the schedule attached to and incorporated
      -------------------
in this Agreement which sets forth the exceptions to the representations and warranties contained in Article IV of this Agreement and certain other
                        ----------
information called for by Article IV; each reference in Article IV of this
                          ----------                    ----------
Agreement to any numbered schedule is a reference to that numbered section of the Disclosure Schedule.

     "Encumbrance" shall mean any claim, lien, pledge, security interest,
      -----------
restriction, easement, option or other preemptive right, possessory right, encumbrance or other similar right.

     "Equipment" shall mean all furnishings, machinery, supplies, equipment,
      ---------
tools and other tangible personal property owned by Seller, Parent, or any of their respective Affiliates, and used in or related to the Business, wherever located, including all tools for modifying and repairing instruments.

     "Excluded Assets," shall mean the following assets of Seller, Parent or any
      ---------------
of their respective Affiliates, which (even though used in or related to the Business) are not to be acquired by Buyer:

     (a)  Owned Real Property;

     (b)  Contracts (other than those constituting Intellectual Property);

     (c)  cash and cash equivalents;

                                                                               2
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     (d)    Accounts Receivable;

     (e)    Permits, to the extent not transferable; and

     (f)    the tradename "NMT".

     "Financial Statements" shall mean (i) a statement of the revenue of Seller
      --------------------
for the twelve-month period ended December 31, 1999, and (ii) a statement of the Inventory Amount as of the Reference Date, all attached to this Agreement as
Exhibit 1.1(a).
--------------

     "GAAP" shall mean United States generally accepted accounting principles as
      ----
in effect from time to time.

     "including" shall mean including without limitation.
      ---------

     "Intellectual Property" shall mean any and all Copyrights, Patents, Know-
      ---------------------
How, and Trademarks, and all rights (including moral rights) vesting in Seller, Parent, or any of their respective Affiliates pursuant to any Laws and used in or related to the Business. For purposes of this definition:

     (a) "Copyrights" shall mean all rights, rights to applications for copyrights, assignments of mask works and registration of any copyrights, design database rights, and of the foregoing;

     (b) "Patents" shall mean continuations-in-part, foreign counterparts invention patents and patent divisions, reissues, of such patents and disclosures and applications, if any, reexaminations, extensions and patent applications, rights in all continuations, and all inventions;

     (c) "Know-How" shall mean industrial designs, know-how, and documentation and processes, designs methods, devices, show-how, technical and other proprietary and formulae; and technology, trade training manuals information, secrets, including proprietary processes, designs and formulae; and

     (d) "Trademarks" shall mean (i) registered trademarks and registered service marks, applications for registration for trademarks and service marks, renewal registrations and applications for renewal registrations, extensions and foreign counterparts of such registrations and applications for registration; (ii) material unregistered trademarks and service marks; (iii) corporate names, business names and trade names, whether registered or unregistered; and (iv) Internet domain names and associated addresses and URL's, in each case including (A) any and all embodiments of the Ruggles mark and (B) all goodwill associated therewith.


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     "Inventory" shall mean (i) all inventory held for resale with respect to
      ---------
the Business and owned by Seller or any Affiliate of Seller, including all inventory on consignment, (ii) all promotional materials with respect to the Business owned by Seller or any Affiliate of Seller, including all field samples, demos, hospital loaners and prototypes, and (iii) all raw materials, work in process, finished products, wrapping, supply and packaging materials and similar items with respect to the Business owned by Seller or any Affiliate of Seller, in each case wherever located.

     "Inventory Amount" shall mean a calculation of the book value of the
      ----------------
Inventory as of any date in accordance with GAAP, applied in accordance with Seller's past practice; provided, however, that in calculating the Inventory
                        --------  -------
Amount as of any date, reserves shall equal the reserves set forth in the Financial Statements.

     "Law" shall mean any federal, state, local or foreign statute, rule,
      ---
regulation, order, or judgment of any governmental authority applicable to the Assets or the Business.

     "Material Adverse Effect" or "Material Adverse Change" shall mean a
      -----------------------      -----------------------
material adverse effect on, or change in, the Assets.

     "Noncompetititon Agreement" shall mean a Noncompetition Agreement, dated as
      -------------------------
of the Closing, among the parties hereto, containing the provisions set forth in
Exhibit 1.1(b).
--------------

     "Owned Real Property" shall mean all real property owned in fee by Seller,
      -------------------
including all rights, easements and privileges appertaining or relating to such real property and all buildings, fixtures and improvements located on such real property.

     "Permit" shall mean any license, permit, authorization, certificate or
      ------
order of any governmental authority used in or related to the Business.

     "Person" shall mean any individual, corporation, general or limited
      ------
partnership, limited liability company, trust, governmental body or other entity.

     "Reference Date" shall mean December 31, 1999
      --------------

     "Representative" shall mean, with respect to any Person, any officer,
      --------------
director, principal, attorney, agent, employee or other representative of such Person.

     "Tax" shall mean any federal, state, local or foreign tax, assessment or
      ---
other government charge, including any income, property, payroll, sales and transfer tax, and any penalty in connection with any such tax.

     1.2  Other Defined Terms.  Each of the following terms shall have the
          -------------------
meanings given it in the Section set forth opposite such term below:


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            Term                                 Section
            ----                                 -------
            Agreement                            Preamble
            Base Inventory Amount                2.3(b)
            Buyer                                Preamble
            Closing                              3.1
            Closing Agenda                       7.4
            Closing Date                         3.1
            Closing Inventory Statement          2.4(a)
            Closing Payment                      2.3(b)
            Dispute Notice                       2.4(c)
            Indemnified Party                    11.2(c)
            Indemnifying Party                   11.2(c)
            Liabilities                          2.2
            Losses                               11.2(a)
            Parent                               Preamble
            Product Safety Regulations           4.12(a)
            Purchase Price                       2.3
            Seller                               Preamble
            Seller's Accountants                 2.4(a)


                                  ARTICLE II
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     2.1  Transfer of Assets.  At the Closing, Seller will sell, convey,
          ------------------
transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Assets, free and clear of all Encumbrances.

     2.2  Excluded Liabilities.  Buyer shall not assume, or otherwise be
          --------------------
responsible for, any liabilities or obligations of Seller, whether actual or contingent, matured or unmatured, known or unknown, and whether arising out of occurrences prior to, at or after the Closing Date (the "Liabilities").

     2.3  Purchase Price.  The purchase price for the Assets and Seller's and
          --------------
Parent's entry into the Noncompetition Agreement (the "Purchase Price") shall be:

     (a)  $2,000,000 (Two Million Dollars); plus
                                            ----

     (b) the estimate of the Inventory Amount delivered to Buyer at Closing (the "Base Inventory Amount"); ((a) and (b) being the "Closing Payment"), plus or minus,
                     -------------

     (c)  the post-closing adjustment provided for in Section 2.4 of this
                                                      -----------
          Agreement.

To the extent Buyer is required to withhold amounts from the Closing Payment to satisfy any tax withholding obligation of any applicable Tax authority in connection with or as a result of the transaction contemplated hereby, the amount of the Closing Payment shall be reduced by such

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amounts to be withheld. At the Closing, Buyer shall pay to Seller the Closing
Payment (less any amounts set forth in the preceding sentence) by wire transfer of immediately available funds to an account designated by Parent.

     2.4  Post-Closing Adjustment.
          -----------------------

     (a)  Closing Inventory Statement.  No later than (15) days after the
          ---------------------------
Closing, Seller and Parent shall cause Arthur Andersen, Seller's independent accounts ("Seller's Accountants"), to deliver to Buyer (i) an itemization of the Inventory and (ii) a calculation of the Inventory Amount as of the Closing Date (the "Closing Inventory Statement"). As part of the preparation of the Closing Inventory Statement, Buyer may, at its option, conduct, or cause to be conducted, its own physical inventory, which may be observed by Seller and/or its Representatives.

     (b)  Review and Cooperation.  Buyer, its independent accountants, and its
          ----------------------
other Representatives shall have the right to review the Closing Inventory Statement, and Parent and Seller will cooperate with them in the review process and will provide them reasonable access to all information used in the preparation of the Closing Inventory Statement.

     (c)  Dispute Resolution.  Pursuant to such review, no later than (15) days
          ------------------
after its receipt of the Closing Inventory Statement, Buyer shall deliver to Seller a notice (the "Dispute Notice") describing any item or amount in the Closing Inventory Statement that is disputed by Buyer. If Buyer does not deliver a Dispute Notice to Seller, then the Closing Inventory Statement shall be deemed to be final and binding on the parties. The parties shall attempt to resolve any such dispute, but if they cannot do so within (30) days after the date of receipt of the Dispute Notice, then the parties shall jointly select an independent accountant to do so. If the parties cannot agree on the appointment of such independent accountant, such accountant shall be selected at random from a list comprised of two firms chosen by Parent and two firms chosen by Buyer (which firms shall not have been engaged by Parent, Buyer or any of their Affiliates during the prior (3) years). The determination of the Inventory Amount on the final Closing Inventory Statement made by such independent accountant will be final and binding on the parties, and Buyer, on the one hand, and Parent and Seller, on the other, will share equally the cost of retaining such independent accountant.

     (d)  Adjustment Payment.  No later than (10) days after the final
          ------------------
determination of the Inventory Amount pursuant to clause (c) above, the following payments, as applicable, shall be made by wire transfer of immediately available funds: (i) if the Inventory Amount on the final Closing Inventory Statement is greater than the Base Inventory Amount, then Buyer will pay to Seller the difference between the two; or (ii) if the Inventory Amount on the final Closing Inventory Statement is less than the Base Inventory Amount, then Parent will pay (or cause Seller to pay) to Buyer the difference between the two; provided, however, that no payment will be required by any party unless the
     --------  -------
difference between the Inventory Amount on the final Closing Inventory Statement and the Base Inventory Amount is at least $20,000 (Twenty Thousand Dollars) (in which case payment of the full amount of the difference will be required).

     2.5  Allocation of Purchase Price.  The Purchase Price shall be allocated
          ----------------------------
among the Assets in accordance with Exhibit 2.5.  Buyer and Seller each agree to
                                    -----------
prepare and file Tax returns in a manner consistent with this allocation.

     2.6  Transfer Taxes and Transfer Fees.  Seller shall be responsible for any
          --------------------------------
documentary and transfer Taxes and any other Taxes imposed by reason of the transfers of Assets provided for under this Agreement.

                                  ARTICLE III
                                    CLOSING
                                    -------

     3.1  Closing.  The Closing of the transactions contemplated by this
          -------
Agreement (the "Closing") shall take place at the offices of Latham & Watkins, Sears Tower, Suite 5800, Chicago, Illinois 60606, at 10:00 a.m. local time, on March ___, 2000, or on such other date as the parties may agree (in any case, the "Closing Date").

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT
              ---------------------------------------------------

     Seller and Parent, jointly and severally, represent and warrant to Buyer as of the date of this Agreement and as of the Closing Date, as follows:

     4.1  Organization.
          -------------

     (a)  Seller.  Seller is a corporation duly organized, validly existing and
          ------
in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets.

     (b)  Parent.  Parent is a corporation duly organized, validly existing and
          ------
in good standing under the laws of the State of Delaware. Parent is the sole stockholder of Seller and, except for Parent, no Person holds any equity interest in, or has any subscription right, preemptive right, warrant, option or other right to acquire any equity interest in, Seller.

     4.2  Authorization, Etc.
          ------------------

     (a)  Power and Actions Taken.  Each of Seller and Parent has all requisite
          -----------------------
corporate power and authority and has taken or will take all requisite corporate action necessary, to execute and deliver this Agreement and the Noncompetition Agreement, to consummate the transactions contemplated on its part under this Agreement and each the Noncompetition Agreement, and to perform its obligations under this Agreement and the Noncompetition Agreement.

     (b)  Due Execution, Delivery and Enforceability.  Each of Seller and Parent
          ------------------------------------------
has duly executed and delivered or will duly execute and deliver this Agreement and the Noncompetition Agreement, and this Agreement and the Noncompetition Agreement is or will be a valid and legally binding obligation of such party, enforceable against each such party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in law or at equity).

     4.3  No Conflict or Violation.  The execution, delivery and performance of
          ------------------------
this Agreement and the Noncompetition Agreement will not: (i) violate or conflict with any provision of the governing documents of Seller or Parent; (ii) violate any Law; and (iii) violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any Encumbrance upon any of the Assets or the Business pursuant to, any Contract to which Seller or Parent is a party or to which any Assets are subject.

     4.4  No Governmental or Other Consents.  Except as set forth on Schedule
          ---------------------------------                          --------
4.4, no consent or approval of, notice to, or filing with, any Person is
---
required to be obtained, given or made by Seller or Parent to permit Seller to transfer any of the Assets to Buyer.

     4.5  No Brokers.  Seller, Parent and their respective agents have incurred
          ----------
no obligation for brokerage fees or similar payments in connection with the transactions contemplated by this Agreement.

     4.6  Financial Statements.  The Financial Statements:  (i) are in
          --------------------
accordance with the Books and Records of Seller; and (ii) fairly present in all material respects the revenues of Seller for the twelve-month period ended December 31, 1999 and the Inventory Amount as of the Reference Date.

     4.7  Permits.  (a) Schedule 4.7 contains a complete and accurate list of
          -------       ------------
the Permits and (b) the Permits constitute all licenses, permits, authorizations, certifications or orders of any governmental authority that are required to operate the Business as it is now conducted. The Permits set forth on Schedule 4.7 which are marked with an asterisk are transferable to Buyer at
   ------------
the Closing.

     4.8  Title and Condition of Certain Assets.  Seller has, and will transfer
          -------------------------------------
to Buyer at the Closing, good and marketable title to the Equipment, the Inventory and the other Assets free and clear of any Encumbrances. The Equipment is usable and operable in good working order and condition, and is in a reasonable state of repair, subject only to ordinary wear and tear, and has been subject to regular maintenance.

     4.9  Intellectual Property.  Schedule 4.9 contains a complete and accurate
          ---------------------   ------------
list of the Intellectual Property.  Except as set forth on Schedule 4.9:  (i)
                                                           ------------
Seller's right, title and interest in the Intellectual Property as owner or, subject to the terms of any applicable license, as licensee, is valid, enforceable, and uncontested, and is free and clear of all Encumbrances (except to the extent any of the Intellectual Property is licensed to Seller); (ii) to Seller's and Parent's knowledge, there are no infringements, unlawful uses, or defaults by any third party under any license or other agreement with respect to the Intellectual Property; and (iii) Seller is not in default of any license or other agreement, or infringing upon any rights of any third party, in its use of the Intellectual Property and neither Seller nor Parent have received any notice alleging any such default or infringement.

     4.10 Litigation.  There is no Action pending or, to Seller's or Parent's
          ----------
knowledge, threatened: (i) relating to the Business or the Assets; or (ii) seeking to delay, limit or enjoin any transaction contemplated by this Agreement.

     4.11 Inventory.  Schedule 4.11 contains a complete and accurate list of
          ---------   -------------
addresses at which Inventory is located. All Inventory reflected in the Financial Statements and all other Inventory acquired by Seller since the Reference Date was acquired in the ordinary course of business and in a manner consistent with Seller's regular inventory practices. Except for demonstration Inventory, all such Inventory is in good and saleable condition, except for products in the development phase which have not been completed for offer or sale to customers. Except as set forth on Schedule 4.11, none of Inventory is
                                           -------------
held by any Person (including any Affiliates of Seller) on consignment or is located outside of the locations shown on Schedule 4.11. Adequate reserves have
                                          -------------
been established on Seller's Books and Records with respect to excessive and obsolete Inventory (it being agreed that for the purposes of this Section 4.11,
                                                                  ------------
the term "excessive and obsolete inventory" shall refer to any on-hand raw materials, parts, supplies, or finished products which (a) cannot be sold at current prices in the ordinary course of business, (b) which are not usable in the production of current products, or (c) which consist of on-hand quantities in excess of one year's historical usage).

     4.12 Certifications; Product Safety; Other Laws and Permits.
          ------------------------------------------------------

          (a) Except as set forth on Schedule 4.12(a), (i) all operations of the
                                     ----------------
Business have achieved and maintained the ISO 9001 and quality certifications and are compliant with United States Food and Drug Administration Quality System Regulations (collectively, the "Product Safety Regulations") in all material respects, and (ii) there is no pending, and neither Parent nor Seller has received any notice of, nor is aware of, any threatened, action to audit, repeal, fail to renew or challenge any of such certification.

          (b) Except as set forth on Schedule 4.12(b), none of Parent, Seller,
                                     ----------------
or their respective Affiliates has been required to file any notification or other report with or provide information to any product safety agency, commission, board or other governmental authority of any jurisdiction concerning actual or potential hazards with respect to any product manufactured, distributed, sold or leased or service rendered by Seller or the Business or any employee or agent thereof. Each product manufactured, sold or leased, or service rendered by Seller or the Business complies in all material respects with all product safety standards of each applicable product safety agency, commission, board or other governmental authority.

          (c) Seller has not, in the conduct of the Business or the use of the Assets, violated any Law or Permit (excluding the Product Safety Regulations), except where such violation has not had and will not have a Material Adverse Effect, and neither Seller nor Parent has received any notice to the effect that, or otherwise been advised that, either the Business or the Assets are not in compliance with any Law or Permit.

     4.13 Customers, Suppliers and Licensors.  None of Parent, Seller or their
          ----------------------------------
respective Affiliates has received written notice of or has knowledge that any customers or distributors of, or suppliers or licensors to, the Business has taken any action (or intends or could reasonably be expected to take any action as a result of the transactions contemplated hereby), which could materially adversely affect the business relationship of Seller or the Business with such customer, distributor, supplier or licensor.

     4.14 Export.  Except as set forth on Schedule 4.14, neither Parent nor
          ------                          -------------
Seller has sold at any time since July 8, 1998, or to the knowledge of Parent or Seller, at any time prior thereto, directly or indirectly through any Affiliate, or to its knowledge through a distributor or other Person, any products of the Business in or to any of the following countries (or to any Person acting on behalf of any of the following countries): Burma (Myanmar), Cuba, Libya, Iran, Iraq, North Korea, Sudan, Syria, Yugoslavia, or the Taliban in Afghanistan or UNITA in Angola.

     4.15 Product Liability Claims.  Seller has maintained product liability
          ------------------------
insurance coverage in amounts of not less than $1,000,000 per occurrence and $10,000,000 in the aggregate with respect to products of the Business manufactured, sold, distributed or delivered by Seller. Such products liability insurance is on a claims made basis.


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer represents and warrants to Seller and Parent, as of the date of this Agreement and as of the Closing Date, as follows:

     5.1  Organization, Etc.  Buyer is a corporation duly organized, validly
          -----------------
existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority, and has taken or will take all corporate action necessary, to execute and deliver this Agreement and the Noncompetition Agreement, to consummate the transactions contemplated on its part under this Agreement and the Noncompetition Agreement, and to perform its obligations under this Agreement and the Noncompetition Agreement. This Agreement and the Noncompetition Agreement have been or will be duly executed and delivered by Buyer and each is or will be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in law or at equity).

     5.2  No Conflict or Violation.  The execution, delivery and performance of
          ------------------------
this Agreement and the Noncompetition Agreement by Buyer: (i) will not violate or conflict with any provision of the governing documents of Buyer; (ii) will not violate any federal, state, local or foreign statute, rule, regulation, order or judgment of any governmental authority applicable to Buyer; and (iii) will not violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any contract, lease or agreement to which Buyer is a party, except for any such violation, conflict or default which would not impair Buyer's ability to perform its obligations under this Agreement or the Noncompetition Agreement.

     5.3  Governmental Consents.  No consent or approval of, notice to, or
          ---------------------
filing with, any governmental authority is required to be made by Buyer to permit Buyer to purchase the Assets from Seller.

     5.4  No Brokers.  Buyer and its agents have incurred no obligation for
          ----------
brokerage fees or similar payments in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VI
               PRE-CLOSING COVENANTS OF SELLER, PARENT AND BUYER
               -------------------------------------------------

          Seller, Parent and Buyer covenant with each other as follows:

     6.1  Access.  From the date of this Agreement through the Closing Date,
          ------
Seller and Parent will (i) give Buyer and its Representatives full access, during normal business hours and as often as reasonably requested, to the Assets and the Business, including the Books and Records; and (ii) at Seller's expense, provide to Buyer all information reasonably requested by Buyer or its Representatives with respect to the Assets and the Business.

     6.2  Operation of the Business.  Between the date of this Agreement and the
          -------------------------
Closing, Seller and Parent will:

          (i) conduct the Business (including the collection of Accounts Receivable) only in the ordinary course of business, consistent with past practices;

          (ii) use their best efforts to maintain existing positive relations with suppliers, customers and others having business relationships with the Business;

          (iii) confer with Buyer concerning operational matters of material nature; and

          (iv) otherwise report periodically to Buyer concerning the status of the Business.

     6.3  Notification.  Between the date of this Agreement and the Closing,
          ------------
each party will promptly notify the other parties upon becoming aware of (a) any breach, when made, of the representations and warranties contained in Article IV
                                                                      ----------
or V of this Agreement, (b) any fact that would constitute such a breach if such
----
representations and warranties had been made as of the time of its awareness of such fact, (c) any breach of a covenant contained in this Agreement, or (d) any fact that makes the satisfaction of any condition contained in Article VII or
                                                               --------------
VIII of this Agreement impossible or unlikely.
----

     6.4  Risk of Loss.  The parties acknowledge that Seller shall bear all risk
          ------------
of loss, destruction or damage to any of the Assets, from any cause, until the Closing, and thereafter Buyer shall bear all risk of loss.

     6.5  Best Efforts To Cause Conditions To Be Satisfied.  Between the date of
          ------------------------------------------------
this Agreement and the Closing, each of Seller and Parent will use its best efforts to cause to be satisfied the conditions contained in Articles VII and
                                                             ----------------
VIII of this Agreement.
----

     6.6  Agreement on Assignment of Assets.  Prior to the Closing Date, Seller
          ---------------------------------
shall cause all Assets owned by Parent, or an Affiliate of Parent or Seller, to be assigned to Seller.

     6.7  Obtaining Transfer of Permits.  To the extent that Permits are
          -----------------------------
transferable by Seller to Buyer, Seller and Parent will promptly execute and file with the appropriate governmental authorities applications for approval of the transfer of all such Permits to Buyer. Each of Seller and Parent will use its best efforts to:

     (a) obtain all consents of governmental authorities required for the transfer of such Permits to Buyer; and

     (b) assist Buyer in obtaining all new Permits necessary for the operation of the Business by Buyer following the Closing.

     6.8  Exclusivity.  Prior to the Closing Date or the date on which this
          -----------
Agreement is terminated pursuant to Article IX, neither Parent, Seller, nor any
                                    ----------
of their respective Affiliates nor any of their respective Representatives shall directly, or indirectly through any other Person, encourage, solicit, initiate, engage or participate in discussions or negotiations with any Person (other than Buyer) concerning any merger, consolidation, sale, lease or licensing of assets, sale of equity interests, or other business combination involving the Assets or the Business, or (b) provide any non-public information concerning the Assets, or the Business to any Person (other than Buyer). Parent and Seller shall immediately notify Buyer of, and shall disclose to Buyer all details of, any inquires, discussions or negotiations of the nature described in the first sentence of this Section 6.8.
                 -----------

                                  ARTICLE VII
                CONDITIONS TO SELLER'S AND PARENT'S OBLIGATIONS
                -----------------------------------------------

     The obligations of Seller and Parent with respect to consummation of the transactions provided for in this Agreement are subject, in the discretion of Seller and Parent, to the satisfaction at or before the Closing of the following conditions:

     7.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Buyer contained in Article V of this Agreement shall have been
                                 ---------
true and correct as of the date of this Agreement and shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Closing Date, and Buyer shall have performed in all material respects all covenants required by this Agreement to be performed by it as of or before the Closing.

     7.2  No Injunction.  There shall not be in effect any injunction or other
          -------------
requirement of a governmental authority that: (a) restrains or prohibits the transfer of any Assets to Buyer; and (b) has become effective since the date of this Agreement.

     7.3  Noncompetition Agreement.  Buyer shall have executed and delivered to
          ------------------------
Seller and Parent the Noncompetition Agreement.

     7.4  Closing Documents.  Buyer shall have delivered to Seller the documents
          -----------------
shown in the Closing Agenda attached to this Agreement as Exhibit 7.4 (the
                                                          -----------
"Closing Agenda") as being delivered by Buyer, and such other instruments and documents as may be reasonably requested by Seller, all in form reasonably satisfactory to Seller's counsel.

                                 ARTICLE VIII
                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

     The obligations of Buyer to consummate the transactions provided for in this Agreement are subject, in the discretion of Buyer, to the satisfaction at or before the Closing of the following conditions:

     8.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Seller and Parent contained in Article IV of this Agreement shall
                                             ----------
have been true and correct as of the date of this Agreement and shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Closing Date, and Seller and Parent shall have performed in all material respects all covenants required by this Agreement to be performed by any of them as of or before the Closing.

     8.2  No Actions With Respect to Transactions.  No Action shall have been
          ---------------------------------------
instituted or threatened by any governmental authority or other Person that challenges, seeks damages in connection with, or seeks to restrain, any of the transactions contemplated by this Agreement.

     8.3  Noncompetition Agreement.  Each of Seller and Parent shall have
          ------------------------
executed and delivered to Buyer the Noncompetition Agreement.

     8.4  Closing Documents.  Seller and Parent shall have delivered to Buyer
          -----------------
the documents shown in the Closing Agenda as being delivered by them, and such other instruments and documents as may be reasonably requested by Buyer, all in form reasonably satisfactory to Buyer's counsel.

     8.5  No Material Adverse Change.  There shall have been no Material Adverse
          --------------------------
Change since the Reference Date.

                                  ARTICLE IX
                          TERMINATION BEFORE CLOSING
                          --------------------------

     9.1  Termination.  This Agreement may be terminated by notice at any time
          -----------
prior to Closing:

     (a)  By written consent of Buyer, Parent and Seller;

     (b) By Buyer or Seller if the Closing shall not have occurred on or before April 30, 2000; provided however, that this provision shall not be available to
                -------- -------
Buyer if Seller has the right to terminate this Agreement under clause (d) of this Section 9.1, and this provision shall not be available to Seller if Buyer
     -----------
has the right to terminate this Agreement under clause (c) of this Section 9.1;
                                                                   -----------

     (c) By Buyer if (i) there is a material breach of any covenant to be performed by Parent or Seller under this Agreement which has not been waived by Buyer, (ii) any of the conditions contained in Article VIII of this Agreement
                                               ------------
has not been satisfied or waived by Buyer as of the Closing, or (iii) satisfaction of any of the conditions contained in Article VIII of this
                                                   ------------
Agreement has become impossible (other than through a breach of a covenant contained in this Agreement by Buyer) and Buyer has not waived such condition; or

     (d) By Seller if (i) there is a material breach of any covenant to be performed by Buyer under this Agreement which has not been waived by Seller,
(ii) any of the conditions contained in Article VII of this Agreement has not
                                        -----------
been satisfied or waived by Seller as of the Closing, or (iii) satisfaction of any of the conditions contained in Article VII of this Agreement has become
                                   -----------
impossible (other than through a breach of covenant contained in this Agreement by Seller or Parent) and Seller has not waived such condition.

     9.2  In the Event of Termination.  In the event of termination of this
          ---------------------------
Agreement:

     (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same;

     (b)  The provisions of Section 12.15 (Confidentiality) shall continue in
                            -------------
full force and effect; and

     (c) No party hereto shall have any liability to any other party to this Agreement, except as stated in this Section 9.2 and except for any breach of a
                                    -----------
covenant contained in this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

                                   ARTICLE X
                   ACTIONS BY THE PARTIES AFTER THE CLOSING
                   ----------------------------------------

     10.1 Storage of Assets; Use of Certain Equipment.  Seller and Parent shall
          -------------------------------------------
allow Buyer to store the Assets at their current location at no cost to Buyer for a period of 60 days after the Closing Date. Seller and Parent shall give Buyer and its Representatives reasonable access to Seller's and Parent's facilities to allow Buyer to remove the Assets. In addition, Seller shall allow Buyer to use Seller's bins and racks to assist in the storage and removal of the Assets.

     10.2 Customer Service.  For a period of 30 days after the Closing, Seller
          ----------------
shall, at its expense, provide all assistance reasonably requested by Buyer with transition customer service matters with respect to the Business.

     10.3 Cooperation.  From time to time after the Closing, Parent, Seller and
          -----------
Buyer shall, and shall cause their respective Affiliates to, at the reasonable request of Buyer or Parent, as the case may be, and without further consideration, execute and deliver such further instruments of assignment, transfer or license and take such further actions as Buyer or Parent may reasonably request in order more effectively to transfer, reduce to possession, vest in, and record title to any of the Assets more fully to Buyer, including cooperation before and after the Closing on matters relating to identification of the Assets, ordering and relocation of Inventory, and preservation of relationships with customers, suppliers and distributors. The parties shall render, at no additional cost or charge to the other, such cooperation to one another with respect to such matters and with respect to such other matters concerning the transition of control of the Business as reason and commercial prudence dictate should be addressed before and after the Closing; provided,
                                                                   --------
however, that reasonable out of pocket expenses incurred in compliance with this
-------
Section 10.3 by one party at the request of another party shall be promptly
------------
reimbursed by the requesting party to the party incurring such expenses.

     10.4 Agreement on Transfer of Assets.  Within 60 days following the Closing
          -------------------------------
Date Seller shall and shall cause Parent and its Affiliates to, at no cost to Buyer, transfer all of the Assets located in the United States to Seller's facility in Atlanta, Georgia, provided however, this provision shall not apply to demo equipment located at hospitals. Within 60 days following the Closing Date, Seller shall and shall cause Parent and its Affiliates to, at no cost to Buyer, transfer all of the Assets not located in the United States to Seller's facility in Newbury Road, Hampshire, England, provided however, this provision shall not apply to demo equipment located at hospitals.


                                  ARTICLE XI
                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

     11.1 Survival of Representations.  The representations and warranties of
          ---------------------------
the parties made in this Agreement shall survive the Closing for a period from the Closing to the 18 month anniversary of the Closing Date (or until resolution of any Indemnity Claim made on or before such date), except for the representations and warranties made in Section 4.7 with respect to title, which
                                      ------------
shall survive the Closing without limitation.

     11.2 Indemnification.
          ---------------

     (a)  By Parent and Seller.  Parent and Seller hereby jointly and severally
          --------------------
indemnify, save and hold harmless Buyer, its affiliates and subsidiaries, and its and their respective Representatives, from and against any and all costs, losses (including diminution in value), Taxes, liabilities, obligations, damages, Actions, claims, costs of mitigation or remedial action, and expenses, including attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing ("Losses"), incurred in connection with or arising out of:

          (i)    subject to Section 11.2(e)(i), any breach of any representation
                            ------------------
or warranty made by Parent or Seller in this Agreement or in documents delivered at the Closing (without regard, for purposes of this Section 11.2(a)(i), to any
                                                     ------------------
qualifications as to materiality, Material Adverse Change or Material Adverse Effect);

          (ii) any breach of any covenant by Parent or Seller in this Agreement or the Noncompetition Agreement;

          (iii)  any Liability (including any Liability for Taxes);

          (iv) any severance or other obligation due to any employee or former employee of Seller and deemed to arise out of the Closing or as a consequence of the execution and delivery of this Agreement and any Liability resulting from Buyer's election not to hire any employee of Seller; or

          (v) any noncompliance by Seller or Parent with applicable bulk sales laws (whether such laws are UCC-based or Tax-related) in connection with the transfer of the Assets or Buyer's nonwithholding of any amounts from the Closing Payment to satisfy any Tax withholding obligation of any Tax authority deemed to arise out of the Closing.

     (b)  By Buyer.  Buyer hereby indemnifies, saves and holds harmless Parent,
          --------
Seller, their respective affiliates and subsidiaries, and their respective Representatives, from and against any and all Losses incurred in connection with or arising out of:

          (i)    Subject to Section 11.2(e)(ii), any breach of any
                 ------------------------------
representation or warranty made by Buyer in this Agreement or in any documents delivered at the Closing (without regard, for purposes of this Section
                                                               -------
11.2(b)(i), to any qualifications as to materiality);
----------

          (ii) any breach of any covenant by Buyer in this Agreement or the Noncompetition Agreement; or

          (iii)  the operation of the Business by Buyer after the Closing.

     (c)  Claims for Indemnification.  Whenever any claim shall arise for
          --------------------------
indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. For purposes of this
Section 11.2(c)(i), notice shall be deemed to be promptly made if it is given to
------------------
the Indemnifying Party within ten (10) days of receipt by the Indemnified Party of any written notice of any third party claim. In the event of any claim for indemnification under this Agreement resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the Liability arising from such claim or legal proceeding. Except as provided in
Section 11.2(e) of this Agreement, the Indemnified Party shall not settle or
---------------
compromise any claim by a third party for which it may claim indemnification under this Agreement without the prior written consent of the Indemnifying Party.

     (d)  Defense by Indemnifying Party.  In connection with any claim by any
          -----------------------------
Indemnified Party resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligation to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within thirty (30) days after the date of such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its own counsel and at its own expense.

     (e)  Limits on Liability.
          -------------------

          (i) Parent and Seller shall not be obligated to indemnify Buyer under Section 11.2(a)(i) and Buyer shall not seek such indemnification from
              ----------
Parent or Seller for Losses that arise out of the inaccuracy of any representation or warranty under this Agreement unless such Losses aggregate more than $20,000 (Twenty Thousand Dollars), in which event Parent and Seller shall indemnify Buyer for the entire amount of such Losses up to a maximum amount equal to the Purchase Price.

          (ii) Buyer shall not be obligated to indemnify Parent and Seller under Section 11.2(b)(i) and neither Seller nor Parent shall seek such
      ------------------
indemnification from Buyer for Losses that arise out of the inaccuracy of any representation or warranty under this Agreement unless such Losses aggregate more than $20,000 (Twenty Thousand Dollars), in which event Buyer shall indemnify Parent and Seller for the entire amount of such Losses up to a maximum amount equal to the Purchase Price.

                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

  12.1  Employees.  Buyer shall have no obligation to hire any of Seller's
        ---------
employees.

  12.2  Payment of Expenses.  Except as specifically set forth elsewhere in this
        -------------------
Agreement, expenses related to this Agreement and attendant transactions, including the fees of counsel and accountants, shall be borne by the party incurring such expenses.

  12.3  Modifications; Waivers.  This Agreement maybe modified and rights
        ----------------------
hereunder may be waived only by a writing executed and delivered on behalf of the party against whom such modification or waiver is asserted. In no case shall any such modification or waiver be effective without the written consent of Buyer.

  12.4  Assignability.  This Agreement and the rights and obligations hereunder
        -------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including successors by operation of law), assigns and legal representatives. This Agreement shall not be assignable by any party hereto, except that Buyer may assign its rights and obligations hereunder to one or more of its Affiliates.

  12.5  No Other Representations.  Each of the parties acknowledges that in
        ------------------------
entering into this Agreement it has not relied on any representation, warranty, agreement of statement not set out in this Agreement or the Noncompetition Agreement (or in any document, instrument or certificate contemplated hereby or thereby), whether express or implied, and that (in the absence of fraud) it will not have any right or remedy arising out of any such representation, warranty, agreement or statement.

  12.6  Notices.  Any communication to be given hereunder by any parties to the
        -------
other party shall be in writing and delivered by messenger, sent by overnight courier, or transmitted by facsimile or electronic mail (with confirmation of receipt by the intended party), to the address or designation of such party set forth below or as changed by such party by notice given hereunder. A communication transmitted by facsimile shall be deemed effective when transmitted; a communication sent by overnight courier shall be deemed effective two business days after being sent; and a communication delivery by messenger shall be deemed effective when delivered.

  If to Parent
  or Seller:         c/o NMT Medical, Inc.
                     27 Wormwood Street
                     Boston, Massachusetts 02110-1625
                     Attention:  Thomas M. Tully, President
                     Facsimile:  (617) 737-0924
                     E-mail:     tmt@nmtmedical.com
with a copy to:    Hale and Dorr LLP
                   60 State Street
                   Boston, Massachusetts 02109
                   Attention:     Steven D. Singer, Esq.
                   Facsimile:     (617) 526-5000
                   E-mail:        Steven.Singer@haledorr.com

If to Buyer:       c/o Integra LifeSciences Corporation
                   311 Enterprise Drive
                   Plainsboro, New Jersey 08536
                   Attention:     Stuart M. Essig and
                                  John B. Henneman, III
                   Facsimile:     (609) 275-1082
                   E-mail:        Stuart_Essig@integra-ls.com
                                  Jack_Henneman@integra-ls.com

with copies to:    GoodSmith, Gregg & Unruh
                   300 S. Wacker Drive, Suite 3100
                   Chicago, Illinois 60606
                   Attention:     Marilee C. Unruh
                   Facsimile:     (312) 322-0056
                   E-mail:        ggu1981@aol.com

and                Latham & Watkins
                   Sears Tower
                   Suite 5800
                   Chicago, Illinois 60606
                   Attention:     Michael D. Levin
                   Facsimile:     (312) 993-9767
                   E-mail:        Michel.Levin@lw.com

The foregoing is not intended to be exclusive; any written communication actually received shall be effective when received.

  12.7  Captions.  The section captions used in this Agreement are for reference
        --------
and cross-reference purposes only and shall not otherwise affect the meaning or interpretation of this Agreement.

  12.8  Counterparts.  This Agreement may be executed in counterparts, each of
        ------------
which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.

  12.9  Knowledge.  Any statement in this Agreement qualified by the expression
        ---------
"so far as Parent or Seller is aware" or "to the knowledge of Parent or Seller" or any similar expression shall be deemed to include the knowledge of the officers and directors of each of Parent and

Seller and, additionally, each employee of Parent and Seller whose responsibilities include managerial decision making for the Business.

  12.10  Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof.

  12.11  Entire Agreement.  This Agreement (including the Exhibits, Schedules
         ----------------
and attachments hereto) constitutes the entire agreement between the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

  12.12  Invalidity.  In the event that any of the provisions contained in this
         ----------
Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then, to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

  12.13  Cumulative Remedies.  Except as otherwise specifically provided in this
         -------------------
Agreement, all rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

  12.14  Publicity.  So long as this Agreement is in effect, Buyer and Parent
         ---------
shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (a) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (b) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

  12.15  Confidentiality.  Prior to the Closing, the parties hereto, and their
         ---------------
Representatives and assignees shall hold confidential all information obtained from each of the other parties and their respective Affiliates in connection herewith and, if the Closing shall be abandoned as provided herein, shall treat such information as confidential and where such information is in documentary form, return such information to the party that provided it, provided, however,
                                                             --------  -------
each counsel may retain one copy of such information for its files. The provisions of this Section 12.15 shall not apply to information regarding Seller
                   -------------
or Parent which is in the public domain due to no fault of Buyer or its Representatives. The parties hereto, on their own behalf and on behalf of their respective Representatives and assignees, agree that damages are an inadequate remedy for breach of this provision and that the non-breaching party shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without the posting of a bond or other security upon any actual or threatened breach of this Section 12.15.
                                                      -------------

  12.16  Use of "NMT" Name.    Parent and Seller acknowledge and agree that,
         -----------------
while Buyer is not acquiring ownership of the acronym "NMT" (or any derivatives thereof), Buyer (and its successors and assigns) shall have for a period of three (3) years from Closing, a limited license to continue to use the acronym "NMT" to the extent that the same appears or is used upon any promotional or marketing materials, brochures, information, labels, packaging or similar materials related to any of the products or used in connection with the Business, in each case as existing on the Closing Date. Following the Closing Date, Seller (directly or indirectly through an Affiliate) shall have the right to monitor the quality of products bearing the acronym "NMT". The license to acronym "NMT" granted in this Section 12.16 is subject to and conditioned on the
                              -------------
maintenance of product quality consistent with the quality of Seller's products on the date hereof.



                                 *     *    *

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties executed and delivered this Agreement as of the day and year first above written.


"BUYER"

     Integra Selector Corporation

     By:   /s/ Stuart M. Essig
          -----------------------
     Name:   Stuart M. Essig
           ----------------------
     Title:   President
            ---------------------

"SELLER"

     NMT Neurosciences (US), Inc.

     By:   /s/ Thomas M. Tully
          -----------------------
     Name:   Thomas M. Tully
           ----------------------
     Title:   President
            ---------------------


"PARENT"

     NMT Medical, Inc.

     By:   /s/ Thomas M. Tully
          -----------------------
     Name:   Thomas M. Tully
           ----------------------
     Title:   President
            ---------------------

                                EXHIBIT 1.1(a)
                                --------------

                             FINANCIAL STATEMENTS



Revenue for year ended 12/31/99          $2,450,000

Inventory                                $2,039,000

                                EXHIBIT 1.1(b)
                                --------------

                       TERMS OF NONCOMPETITION AGREEMENT


Noncompetition:  Two (2) year noncompete with a global geographic scope.
--------------

Nonsolicitation:  No nonsolicitation provision with respect to employees of
---------------
Seller.

                                  EXHIBIT 2.5
                                  -----------

                         ALLOCATION OF PURCHASE PRICE


Inventory             $2,039,000

Intangibles           $2,000,000

                                  EXHIBIT 7.4
                                  -----------

                                CLOSING AGENDA



See attached.

                              PURCHASE OF ASSETS
                                      OF
                         NMT NEUROSCIENCES (US), INC.
                                      BY
                         INTEGRA SELECTOR CORPORATION

                               CLOSING CHECKLIST

                                                                     Responsibility     Signed By:
                                                                     --------------     ----------
    A. Agreements
_____  1.         Asset Purchase Agreement, with attachments         GGU                Parent
                                                                                        Seller
                                                                                        Buyer

_____  2.         Bill of Sale                                       GGU                Seller

_____  3.         Assignment of Trademarks                           GGU                Seller

_____  4.         Assignment of Patents                              GGU                Seller

_____  5.         Noncompetition Agreement                           GGU                Parent
                                                                                        Seller
                                                                                        Buyer

_____  6.         Certified good faith estimate of the Inventory     Seller             Seller
                  Amount as of the Closing Date

_____  7.         Receipt                                            GGU                Seller

    B. Seller's Organizational and Related Documents to be Delivered on or prior to Closing

_____  1.         Certificate of Incorporation certified by the      HD                 ---
                  Delaware Secretary of State

_____  2.         Good Standing Certificate from the Delaware        HD                 ---
                  Secretary of State

_____  3.         Officer's Certificate with respect to:             HD                 Seller
                      B.  Certificate of Incorporation;
                      C.  Bylaws;
                      D.  Incumbency; and
                      E.  Resolutions

    C. Parent's Organizational and Related Documents to be Delivered on or prior to Closing

_____  1.         Certificate of Incorporation certified by the      HD                 ---
                  Delaware Secretary of State

_____  2.         Good Standing Certificate from the Delaware        HD                 ---
                  Secretary of State



_____  3.             Officer's Certificate with respect to:               HD                   Seller
                      F.  Certificate of Incorporation;
                      G.  Bylaws;
                      H.  Incumbency; and
                      I.  Resolutions
    D. Buyer's Organizational and Related Documents to be Delivered on
       or prior to Closing

_____  1.     Certificate of Incorporation certified by the                GGU                  ---
              Delaware Secretary of State

_____  2.     Good Standing Certificate from the Delaware                  GGU                  ---
              Secretary of State

_____  3.             Officer's Certificate with respect to:               GGU                  Buyer
                      J.  Certificate of Incorporation;
                      K.  Bylaws;
                      L.  Incumbency; and
                      M.  Resolutions
    E. Conditions to Seller's Obligations

_____  1.     Evidence of disposal of certain businesses by                Buyer                ---
              Parent to either an Affiliate of Buyer or any
              other Person

_____  2.     Officer's Certificate of Buyer certifying that               GGU                  Buyer
              all representations and warranties of Buyer
              contained in the Asset Purchase Agreement are
              true and correct in all material respects
              (without duplication of any materiality
              qualifier contained therein) as of the Closing
              Date

    F. Conditions to Buyer's Obligations

_____  1.     Evidence that Buyer (or an Affiliate of Buyer)               Seller               ---
              has purchased certain complementary businesses
              (either from an Affiliate of Seller or any
              other Person)

_____  2.     Evidence that transactions contemplated by the               Seller               ---
              Asset Purchase Agreement are exempt from any
              Tax withholding obligation of any Tax authority
              (i.e., FIRPTA)

_____  3.     Officer's Certificate of Seller and Parent                   HD                   Seller
              certifying that all representations and                                           Parent
              warranties of Seller and Parent contained in
              the Asset Purchase Agreement are true and
              correct in all material respects (without
              duplication of any materiality qualifier
              contained therein) as of the Closing Date
